Exhibit 99.2



CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Roadway Express, Inc. and Subsidiaries
Quarters ended March 23, 2002 and March 24, 2001

ROADWAY EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                     March 23, 2002   December 31, 2001
                                                       ----------        ----------
                                                               (in thousands)
Assets
Current assets:
  Cash and cash equivalents                            $   30,712        $   46,087
  Accounts receivable, including retained
     interest in securitized receivables, net             164,490           165,465
  Other current assets                                     37,898            24,412
                                                       ----------        ----------
Total current assets                                      233,100           235,964

Carrier operating property, at cost                     1,422,092         1,435,931
Less allowance for depreciation                         1,005,185         1,011,280
                                                       ----------        ----------
Net carrier operating property                            416,907           424,651

Goodwill, net                                              14,451            14,722
Other assets                                               39,376            36,050
                                                       ----------        ----------
Total assets                                           $  703,834        $  711,387
                                                       ==========        ==========

Liabilities and parent company investment
Current liabilities:

  Accounts payable                                     $  150,990        $  166,197
  Salaries and wages                                      106,363           112,099
  Other current liabilities                                48,716            49,492
                                                       ----------        ----------
Total current liabilities                                 306,069           327,788

Long-term liabilities:
  Casualty claims and other                                62,157            63,536
  Accrued pension and retiree medical                     122,251           119,145
                                                       ----------        ----------
Total long-term liabilities                               184,408           182,681

Parent company investment                                 213,357           200,918
                                                       ----------        ----------
Total liabilities and parent company investment        $  703,834        $  711,387
                                                       ==========        ==========

Note: The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See notes to condensed consolidated financial statements.

ROADWAY EXPRESS, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

                                                        Twelve Weeks Ended
                                                          (First Quarter)
                                                 March 23, 2002     March 24, 2001
                                                    ---------------------------
                                                           (in thousands)
Revenue                                             $ 553,558         $ 650,485
Operating expenses:
  Salaries, wages and benefits                        366,335           412,126
  Operating supplies and expenses                      95,499           113,709
  Purchased transportation                             51,126            64,381
  Operating taxes and licenses                         14,188            17,539
  Insurance and claims expense                         10,388            13,180
  Provision for depreciation                           15,269            15,261
  Net loss on disposal of operating property              346               186
                                                    ---------         ---------
Total operating expenses                              553,151           636,382
                                                    ---------         ---------
Operating income                                          407            14,103
Other (expense), net                                   (1,025)           (5,429)
                                                    ---------         ---------
(Loss) income before income taxes                        (618)            8,674
Provision for income taxes                                 57             3,684
                                                    ---------         ---------
Net (loss) income                                   $    (675)        $   4,990
                                                    =========         =========

See notes to condensed consolidated financial statements.

ROADWAY EXPRESS INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

                                                                 Twelve Weeks Ended
                                                                  (First Quarter)
                                                          March 23, 2002     March 24, 2001
                                                             ---------------------------
                                                                   (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                            $   (675)          $  4,990
Depreciation                                                   15,269             15,744
Other operating adjustments                                   (22,088)           (12,309)
                                                             --------           --------
Net cash (used in) provided by operating activities            (7,494)             8,425

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of carrier operating property                        (9,149)           (18,039)
Sales of carrier operating property                             1,278                302
                                                             --------           --------
Net cash (used) by investing activities                        (7,871)           (17,737)

CASH FLOWS FROM FINANCING ACTIVITIES

Dividends paid                                                     --               (968)
Treasury stock activity, net                                       --               (613)
                                                             --------           --------
Net cash (used) by financing activities                            --             (1,581)

Effect of exchange rate on cash                                   (10)               (13)
                                                             --------           --------
Net (decrease) in cash and cash equivalents                   (15,375)           (10,906)
Cash and cash equivalents at beginning of period               46,087             64,939
                                                             --------           --------
Cash and cash equivalents at end of period                   $ 30,712           $ 54,033
                                                             ========           ========

See notes to condensed consolidated financial statements.

Roadway Express, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)


Note 1 -- Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twelve weeks ending March 23, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in the Roadway Corporation Annual Report on Form 10-K for the year ended December 31, 2001.

Note 2 -- Accounting Period

Roadway Express, Inc. (the registrant, Roadway, or Company) operates on 13 four-week accounting periods with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

Note 3 -- Segment information

The Company provides freight services in one business segment, long haul LTL freight services in North America, and offers services to an additional 66 countries worldwide.

Note 4 -- Comprehensive (Loss) Income

Comprehensive (loss) income differs from net (loss) income due to foreign currency translation adjustments as shown below:

                                                Twelve Weeks Ended
                                                 (First Quarter)
                                         March 23, 2002     March 24, 2001
                                            ---------------------------
                                                 (in thousands)
Net (loss) income                           $   (675)          $  4,990
Foreign currency translation
     adjustments                              (1,178)              (965)
                                            --------           --------
Comprehensive (loss) income                 $ (1,853)          $  4,025
                                            ========           ========

Note 5 -- Contingent Matter

The Company's former parent is currently under examination by the Internal Revenue Service for tax years 1994 and 1995, years prior to the spin-off of the Company. The IRS has proposed substantial adjustments for these tax years for multiemployer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter, however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent at the time of the spin-off, the Company is obligated to reimburse the former parent for any additional taxes and interest which relate to the Company's business prior to the spin-off. The amount and timing of such payments, if any, is dependent on the ultimate resolution of the former parent's disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. The Company has established certain reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company's results of operations and financial position.

Note 6 -- Guarantor and Non-Guarantor Subsidiaries

The credit facility borrowings and the senior notes issued by Roadway Corporation in connection with its acquisition of Arnold are secured by a first-priority-perfected lien on all of the capital stock of the Company's direct subsidiaries. They are also supported by guarantees provided by all of the Company's material subsidiaries, which are wholly owned. These guarantees are full and unconditional, joint and several.

The following condensed consolidating financial statements set forth the Company's balance sheets, statements of income, and statements of cash flows for the same time periods as the financial statements presented in Item 1 above. In the following schedules, "Guarantor Subsidiaries" refers to non-minor domestic subsidiaries, and "Non-guarantor subsidiaries" refers to foreign and minor domestic subsidiaries and "Eliminations" represent the adjustments necessary to
(a) eliminate intercompany transactions and (b) eliminate the investments in the Company's subsidiaries.

Condensed Consolidating Balance Sheets
March 23, 2002

                                                            Guarantor         Non-Guarantor
                                                           Subsidiaries        Subsidiaries       Eliminations        Consolidated
                                                             -------------------------------------------------------------------
                                                                                       (in millions)
Cash and cash equivalents                                    $    30             $     1              $    -             $    31
Accounts receivable                                              141                  14                  --                 155
Due from affiliates                                               47                  --                 (37)                 10
Prepaid expenses and supplies                                     25                  --                  --                  25
Deferred income taxes                                             13                  --                  --                  13
                                                             -------             -------             -------             -------
  Total current assets                                           256                  15                 (37)                234
Carrier operating property, at cost                            1,396                  26                  --               1,422
Less allowance for depreciation                                  992                  13                  --               1,005
                                                             -------             -------             -------             -------
  Net carrier operating property                                 404                  13                  --                 417
Goodwill, net                                                     --                  14                  --                  14
Investment in subsidiaries                                        (5)                 --                   5                  --
Long-term assets                                                   5                  --                  --                   5
Deferred income taxes                                             34                  --                  --                  34
                                                             -------             -------             -------             -------
  Total assets                                               $   694             $    42             $   (32)            $   704
                                                             =======             =======             =======             =======

Accounts payable                                             $   145             $     8             $    --             $   153
Due to affiliates                                                 --                  37                 (37)                 --
Salaries and wages                                               104                   2                  --                 106
Freight and casualty claims payable                               48                   1                  --                  49
                                                             -------             -------             -------             -------
  Total current liabilities                                      297                  48                 (37)                308

Casualty claims and other                                         62                  (1)                 --                  61
Accrued pension and retiree medical                              122                  --                  --                 122
Parent company investment                                        213                  (5)                  5                 213
                                                             -------             -------             -------             -------
  Total liabilities and parent company investment            $   694             $    42             $   (32)            $   704
                                                             =======             =======             =======             =======

Condensed Consolidating Balance Sheets
December 31, 2001

                                                            Guarantor         Non-Guarantor
                                                           Subsidiaries        Subsidiaries       Eliminations      Consolidated
                                                             -----------------------------------------------------------------
                                                                                       (in millions)
Cash and cash equivalents                                     $    45            $     1             $   --            $    46
Accounts receivable, including retained interest in
   securitized receivables, net                                   150                 15                 --                165
Due from affiliates                                                36                  1                (37)                --
Prepaid expenses and supplies                                      11                 --                 --                 11
Deferred income taxes                                              13                 --                 --                 13
                                                              -------            -------            -------            -------
  Total current assets                                            255                 17                (37)               235
Carrier operating property, at cost                             1,410                 26                 --              1,436
Less allowance for depreciation                                   998                 13                 --              1,011
                                                              -------            -------            -------            -------
  Net carrier operating property                                  412                 13                 --                425
Goodwill, net                                                      --                 15                 --                 15
Investment in subsidiaries                                         (4)                --                  4                 --
Deferred income taxes                                              31                 --                 --                 31
Long-term assets                                                    5                 --                 --                  5
                                                              -------            -------            -------            -------
  Total assets                                                $   699            $    45            $   (33)           $   711
                                                              =======            =======            =======            =======

Accounts payable                                              $   157            $     9             $   --            $   166
Due to affiliates                                                   1                 36                (37)                --
Salaries and wages                                                109                  3                 --                112
Freight and casualty claims payable                                48                  1                 --                 49
                                                              -------            -------            -------            -------
  Total current liabilities                                       315                 49                (37)               327

Casualty claims and other                                          64                 --                 --                 64
Accrued pension and retiree medical                               119                 --                 --                119
Parent company investment                                         201                 (4)                 4                201
                                                              -------            -------            -------            -------
  Total liabilities and parent company investment             $   699            $    45            $   (33)           $   711
                                                              =======            =======            =======            =======

Condensed Consolidating Statements of Income

Twelve weeks ended March 23, 2002                          Guarantor      Non-Guarantor
(First Quarter)                                           Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                           ---------        -------         -------         ---------
                                                                                  (in millions)
Revenue                                                    $     529        $    24         $     -         $     553
Operating expenses:
   Salaries, wages and benefits                                  359              8               -               367
   Operating supplies and expenses                                89              6               -                95
   Purchased transportation                                       43              8               -                51
   Operating taxes and licenses                                   14              1               -                15
   Insurance and claims expenses                                  10              -               -                10
   Provision for depreciation                                     14              1               -                15
   Net gain on disposal of operating property                      -              -               -                 -
   Results of affiliates                                           -              -               -                 -
                                                           ---------        -------         -------         ---------
Total operating expenses                                         529             24               -               553
                                                           ---------        -------         -------         ---------
Operating income                                                   -              -               -                 -
Other (expense), net                                              (1)             -               -                (1)
                                                           ---------        -------         -------         ---------
(Loss) before income taxes                                        (1)             -               -                (1)
Provision for income taxes                                         -              -               -                 -
                                                           ---------        -------         -------         ---------
Net (loss)                                                 $      (1)       $     -         $     -          $     (1)
                                                           =========        =======         =======         =========

Twelve weeks ended March 24, 2001                          Guarantor      Non-Guarantor
(First Quarter)                                           Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                           ---------        -------         -------         ---------
                                                                                  (in millions)
Revenue                                                    $     625        $    26         $    (1)        $     650
Operating expenses:
   Salaries, wages and benefits                                  402             10               -               412
   Operating supplies and expenses                               107              7               -               114
   Purchased transportation                                       56              9              (1)               64
   Operating taxes and licenses                                   17              1               -                18
   Insurance and claims expenses                                  13              -               -                13
   Provision for depreciation                                     14              1               -                15
   Net gain on disposal of operating property                      -              -               -                 -
   Results of affiliates                                           3              -              (3)                -
                                                           ---------        -------         -------         ---------
Total operating expenses                                         612             28              (4)              636
                                                           ---------        -------         -------         ---------
Operating income (loss)                                           13             (2)              3                14
Other (expense), net                                              (4)            (1)              -                (5)
                                                           ---------        -------         -------         ---------
Income (loss) before income taxes                                  9             (3)              3                 9
Provision for income taxes                                         4              -               -                 4
                                                           ---------        -------         -------         ---------
Net income (loss)                                          $       5        $    (3)        $     3         $       5
                                                           =========        =======         =======         =========

Condensed Consolidating Statement of Cash Flows

Twelve Weeks Ended March 23, 2002                          Guarantor     Non-Guarantor
(First Quarter)                                           Subsidiaries   Subsidiaries      Eliminations    Consolidated
                                                           ---------      --------             -----        ---------
                                                                                  (in millions)
Net cash (used) provided by operating activities           $      (8)     $      1             $   -        $      (7)

Cash flows from investing activities
Purchases of carrier operating property, net                      (7)           (1)                -               (8)
                                                           ---------      --------             -----        ---------
  Net cash (used) in investing activities                         (7)           (1)                -               (8)

Net cash (used) in financing activities                            -             -                 -                -

Net (decrease) in cash and cash equivalents                      (15)            -                 -              (15)

Cash and cash equivalents at beginning of year                    45             1                 -               46
                                                           ---------      --------             -----        ---------
Cash and cash equivalents at end of year                   $      30      $      1             $   -        $      31
                                                           =========      ========             =====        =========

Twelve Weeks Ended March 24, 2001                          Guarantor      Non-Guarantor
(First Quarter)                                           Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                           ---------      ----------           ------       ---------
                                                                                  (in millions)
Net cash provided by operating activities                     $    7         $     2           $    -        $      9

Cash flows from investing activities
Purchases of carrier operating property, net                     (17)             (1)               -             (18)
                                                           ---------      ----------           ------       ---------
  Net cash (used) in investing activities                        (17)             (1)               -             (18)

Cash flows from financing activities
Dividends paid                                                    (1)              -                -              (1)
Treasury stock activity - net                                     (1)              -                -              (1)
                                                           ---------      ----------           ------       ---------
   Net cash (used) in financing activities                        (2)              -                -              (2)

Net (decrease) increase in cash and cash equivalents             (12)              1                -             (11)

Cash and cash equivalents at beginning of year                    61               4                -              65
                                                           ---------      ----------           ------       ---------
Cash and cash equivalents at end of year                   $      49      $        5           $    -       $      54
                                                           =========      ==========           ======       =========